UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

LAPORTE BANCORP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 4, 2013

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of LaPorte Bancorp, Inc., the parent company of The LaPorte Savings Bank. The Annual Meeting will be held at our main office, located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on May 14, 2013.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of LaPorte Bancorp, Inc. Our directors and officers, as well as a representative of our independent registered public accounting firm, are expected to be present to respond to any appropriate questions that shareholders may have. The business to be conducted at the annual meeting includes the election of three directors, the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013, the consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement and the consideration of an advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of LaPorte Bancorp, Inc. and our shareholders, and our Board of Directors unanimously recommends a vote “FOR” each matter to be considered and that shareholders vote for “ONE YEAR” with respect to the advisory, non-binding proposal on the frequency of the shareholders’ vote on executive compensation.

Also enclosed for your review is our Annual Report for the year ended December 31, 2012, which contains detailed information concerning our activities and operating performance. On behalf of our Board of Directors, please take a moment now to complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

Lee A. Brady
Chief Executive Officer

LAPORTE BANCORP, INC.

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

NOTICE OF

2013 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 14, 2013

Notice is hereby given that the 2013 Annual Meeting of Shareholders of LaPorte Bancorp, Inc. (the “Meeting”) will be held at our main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on May 14, 2013.

A Proxy Card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

1.	The election of three directors of LaPorte Bancorp, Inc.;

2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for LaPorte Bancorp, Inc. for the year ending December 31, 2013;

3.	An advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement;

4.	An advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on March 18, 2013 are the shareholders entitled to vote at the Meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF LAPORTE BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

Our Proxy Statement, 2012 Annual Report and Proxy Card are available at http://www.RRDEZProxy.com/2013/LaPortebancorpinc. If you need directions to attend the Annual Meeting and to vote in person, please call us at 1-866-362-7511.

By Order of the Board of Directors

Eric L. Sommer
Corporate Secretary

LaPorte, Indiana

April 4, 2013

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

LAPORTE BANCORP, INC.

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

2013 ANNUAL MEETING OF SHAREHOLDERS

May 14, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors to be used at our 2013 Annual Meeting of Shareholders of LaPorte Bancorp, Inc., which will be held at our main office, located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on May 14, 2013, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about April 4, 2013. On October 4, 2012, LaPorte Bancorp, Inc. completed its “second step” conversion from the mutual holding company structure to the fully public stock holding company structure and was succeeded by LaPorte Bancorp, Inc., a Maryland corporation. All references to company and committee actions in 2012 prior to October 4, 2012 are to LaPorte Bancorp, Inc., a federal corporation.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your LaPorte Bancorp, Inc. common stock if our records show that you held your shares as of the close of business on March 18, 2013. If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker or other holder of record how to vote by filling out a voting instruction form that accompanies these proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.

As of the close of business on March 18, 2013, there were 6,205,250 shares of our common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you were a shareholder as of the close of business on March 18, 2013, you may attend the meeting. However, if your shares of our common stock are held in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of our common stock held in street name in person at the meeting, you will have to obtain a written proxy in your name from your broker, bank or other holder of record.

Quorum and Vote Required for Proposals

Quorum. A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect three directors, each to serve for a term of three years and until their successors are elected and qualified. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for fiscal 2013, the affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote on the proposal is required without regard to broker non-votes or proxies marked abstain.

As to the advisory, non-binding resolution with respect to the executive compensation as described in this Proxy Statement, a shareholder may vote in favor of the resolution, vote against the resolution, or abstain from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote on the resolution, without regard to broker non-votes or proxies marked abstain, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on us or our Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or our Board of Directors. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

As to the advisory, non-binding proposal with respect to the frequency that shareholders will vote on executive compensation, a shareholder may select that shareholders consider the proposal every ONE YEAR, consider the proposal every TWO YEARS, consider the proposal every THREE YEARS, or abstain from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast at the annual meeting. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Even though this vote will neither be binding on us or our Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or our Board of Directors, our Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in future proxy statements. We are required to hold the advisory vote on the frequency that shareholders will vote on executive compensation at least once every six years.

Our Articles of Incorporation provide that, subject to certain exceptions, record owners of our common stock that is beneficially owned by a person who beneficially owns in excess of 10% of our outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Broker Non-Votes. If you do not provide your broker or other record holder with voting instructions on certain non-routine matters (e.g., the election of directors, say on pay or frequency of say on pay), your broker will not have discretion to vote your shares on these matters. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on these matters. In the case of a routine matter (e.g., the ratification of the independent auditors), your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of LaPorte Bancorp, Inc. common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of our common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors. Our Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm;

•	for an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement; and

•	for the “ONE YEAR” option with respect to the advisory proposal on the frequency of the shareholders’ vote on executive compensation.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. We do not currently know of any other matters to be presented at the meeting. If the annual meeting is postponed or adjourned, your LaPorte Bancorp, Inc. common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. We do not currently know of any other matters to be presented at the meeting.

Participants in the ESOP, 401(k) Plan and Holders of Non-Vested Restricted Stock. If you participate in The LaPorte Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold LaPorte Bancorp, Inc. common stock through the Savings Plan for Employees of The LaPorte Savings Bank (the “401(k) Plan”), you will receive a single vote authorization form (which is combined with the proxy card) for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee will vote all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the LaPorte Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. Pursuant to the terms of the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan, a participant is entitled to direct how to vote the non-vested restricted shares of LaPorte Bancorp, Inc. awarded to him or her. The deadline for returning your voting instructions is May 10, 2013 by 11:59 p.m. Eastern Time.

REVOCATION OF PROXIES

Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by sending written notice of revocation to our Corporate Secretary, Eric L. Sommer, c/o LaPorte Bancorp, Inc, 710 Indiana Avenue, LaPorte, Indiana 46350. You may also revoke your proxy by returning a duly executed proxy bearing a later date, as described on your proxy card, or by voting in person at our annual meeting. The presence at our annual meeting of any shareholder who had given a proxy will not revoke such proxy unless the record shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

STOCK OWNERSHIP

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of March 18, 2013, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding (1)

Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for The LaPorte Savings Bank Employee Stock Ownership Plan and the Savings Plan for Employees of the LaPorte Savings Bank 1013 Centre Road Ste 300 Wilmington DE 19805-1265	651,585(2)	10.50%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	614,319(3)	9.90%

Sandler O’Neill Asset Management, LLC SOAM Holdings, LLC Malta Hedge Fund II, L.P. Terry Maltese 150 East 52nd Street, 30th Floor New York, New York 10022	607,900(4)	9.80%

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or dispositive power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “dispositive power” is the power to dispose or direct the disposition of shares. Beneficial ownership includes all shares held directly, as well as shares held by spouses, minor children or in trust or other indirect form of ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)

On a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013, Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for The LaPorte Savings Bank Employee Stock Ownership Plan and the Savings Plan for Employees of the LaPorte Savings Bank reported shared dispositive and voting power of 651,585 shares, with 503,055 held by the Employee Stock Ownership Plan Trust and 148,530 held by the Savings Plan Trust.

(3)

On a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013, Wellington Management Company, LLP. reported shared dispositive and voting power with respect to 614,319 shares of our common stock.

(4)

On a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013, Sandler O’Neill Asset Management, LLC reported shared dispositive and voting power with respect to 595,400 shares of our common stock; SOAM Holdings, LLC reported shared dispositive and voting power with respect to 467,300 shares of our common stock; Malta Hedge Fund II, L.P. reported shared dispositive and voting power with respect to 341,600 shares of our common stock; and Terry Maltese reported shared dispositive and voting power with respect to 595,400 shares of our common stock and reported sole voting and dispositive power with respect to 12,500 shares of our common stock.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members. Our Bylaws require that our Board of Directors be divided into three classes, as nearly equal in number as possible, with one class elected annually for a term of three years and until their successors are elected and qualified. Our Board of Directors has nominated Mark A. Krentz, Jerry L. Mayes and Dale A. Parkison for election as directors at the annual meeting, each to serve for a term of three years and until their successors are elected and qualified. Each nominee is currently a member of our Board of Directors.

The table below sets forth certain information as of March 18, 2013 regarding our directors and our executive officers who are not directors. It is intended that the proxies solicited on behalf of our Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of our Board’s nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as our Board of Directors may recommend. At this time, our Board of Directors knows of no reason why our Board’s nominees might be unable to serve as director. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected. As of March 18, 2013 our executive officers and directors beneficially owned 346,072 shares of common stock, or 5.54% of the outstanding shares. Except as disclosed in the footnotes below, each director and executive officer listed has sole voting power and sole investment power with respect to the number of shares shown, and none of the shares beneficially owned have been pledged as security for a loan.

Name(1)	Age	Positions Held in LaPorte Bancorp, Inc.	Director Since(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned(3)		Percent of Class

NOMINEES

Mark A. Krentz	60	Director	2001	2013	8,405		*

Jerry L. Mayes	72	Vice Chairman of the Board	1991	2013	21,901	(4)	*

Dale A. Parkison	51	Director	2007	2013	18,944		*

DIRECTORS CONTINUING IN OFFICE

Lee A. Brady	67	Chief Executive Officer and Director	1989	2014	69,225	(5)	1.1%

Paul G. Fenker	68	Chairman of the Board	1979	2014	31,411	(6)	*

Robert P. Rose	51	Director	2010	2014	15,668	(7)	*

Charles Lukmann, III	59	Director	2007	2015	34,736	(8)	*

Ralph F. Howes	64	Director	2003	2015	30,453	(9)	*

Michele M. Thompson	53	President, Chief Financial Officer and Director	2007	2015	51,281	(10)	*

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Patrick W. Collins	41	Senior Vice President, Mortgage Warehouse Lending	N/A	N/A	19,048	(11)	*

*	Less than 1%.
(1)	The mailing address for each person listed is 710 Indiana Avenue, LaPorte, Indiana 46350.
(2)	Reflects date of initial appointment to the Board of Directors of The LaPorte Savings Bank.
(3)

See definition of “beneficial ownership” in the footnotes to the table under “Stock Ownership” above. For each non-employee director, the number of shares listed includes 3,579 restricted stock awards which have not vested and 2,237 shares that can be acquired pursuant to stock options within 60 days of March 18, 2013.

(4)	All of Mr. Mayes’ shares are held in a trust.
(5)

Includes 26,881 shares held in Mr. Brady’s 401(k), 4,718 shares held through the ESOP, 19,087 in stock awards which have not vested, and 10,140 shares that can be acquired pursuant to stock options within 60 days of March 18, 2013.

(6)	Includes 17,015 shares held by Mr. Fenker’s IRA and 7,620 shares held by Mr. Fenker’s spouse’s IRA.
(7)	Includes 8,957 shares held by Mr. Rose’s IRA.
(8)	Includes 8,072 shares held by Mr. Lukmann’s IRA.
(9)	Includes 19,445 shares held by Mr. Howes’ IRA.
(10)

Includes 13,190 shares held in Ms. Thompson’s IRA, 7,909 shares held in her 401(k), 3,340 shares held through the ESOP, 15,270 in stock awards which have not vested and 7,754 shares that can be acquired pursuant to stock options within 60 days of March 18, 2013.

(11)

Includes 3,403 shares held by Mr. Collins’ 401(k), 2,494 shares held through Mr. Collins’ ESOP, 6,442 in stock awards which have not vested and 4,175 shares that can be acquired pursuant to stock options within 60 days of March 18, 2013.

Nominees and Continuing Directors

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years.

Lee A. Brady serves as our Chief Executive Officer and as Chairman of the Board and Chief Executive Officer of The LaPorte Savings Bank. He also had served as President of The LaPorte Savings Bank since 1989 and LaPorte Bancorp, Inc.’s predecessor since its formation in 2007 until July 2011. Mr. Brady began his career at The LaPorte Savings Bank in 1974. Mr. Brady is a graduate of Indiana University and the Graduate School of Banking at the University of Wisconsin-Madison. We believe Mr. Brady’s long experience as a successful chief executive officer in both favorable and unfavorable economic climates makes him a valuable director.

Paul G. Fenker joined The LaPorte Savings Bank Board in 1979. In 2007, he was appointed to the Board of LaPorte Bancorp, Inc.’s predecessor. Mr. Fenker is the owner of Fenker’s Finer Furniture in LaPorte. Mr. Fenker attended Ball State University. We believe Mr. Fenker’s long experience with the local business community gives him unique insights into the challenges and opportunities that we face and makes him a valuable director.

Ralph F. Howes joined The LaPorte Savings Bank Board in 2003. In 2007, he was appointed to the Board of LaPorte Bancorp, Inc.’s predecessor. He is a senior partner in the law firm of Howes & Howes, LLP. Mr. Howes is a graduate of Indiana University and received his Juris Doctorate degree from Valparaiso University. We believe Mr. Howes’ background as a business lawyer provides the Board of Directors with a unique perspective in addressing the legal requirements that we must satisfy and makes him a valuable director.

Mark A. Krentz joined The LaPorte Savings Bank Board in 2001. In 2007, he was appointed to the Board of LaPorte Bancorp, Inc.’s predecessor. Mr. Krentz is the Chief Executive Officer of Thanhardt Burger, a local company that manufactures custom frames and works nationally with framing and fine art clients. Mr. Krentz is a graduate of Purdue University and received a certificate in Business Administration from Notre Dame. We believe Mr. Krentz’s long experience with the local business community and as a successful chief executive officer makes him a valuable director.

L. Charles Lukmann, III was appointed to the Boards of The LaPorte Savings Bank and LaPorte Bancorp, Inc.’s predecessor in 2007. Mr. Lukmann served as a director of City Savings Financial from 2004 to 2007. Mr. Lukmann has served as partner of Harris, Welsh & Lukmann, a law firm based in Chesterton, Indiana, since 1979. He is also a member of Woodlake Springs LLC and of Ennis Builders LLC. We believe Mr. Lukmann’s long experience in banking, law and the Chesterton business community makes him a valuable director.

Jerry L. Mayes joined The LaPorte Savings Bank Board in 1991. In 2007, he was appointed to the Board of LaPorte Bancorp, Inc.’s predecessor. Mr. Mayes is retired from Mayes Management, which manages rental properties. Mr. Mayes is a graduate of Indiana University. We believe Mr. Mayes’ long experience in real estate and business in the local community makes him a valuable director.

Dale A. Parkison, C.P.A. was appointed to the Boards of The LaPorte Savings Bank and LaPorte Bancorp, Inc.’s predecessor in 2007. Mr. Parkison served as a director of City Savings Financial from 2004 to 2007. Mr. Parkison has served as President of Parkison & Hinton, Inc. P.C., a certified public auditing firm, since 1992. We believe Mr. Parkison’s long experience in public accounting and in banking makes him a valuable director.

Robert P. Rose was appointed to the Boards of The LaPorte Savings Bank and LaPorte Bancorp, Inc.’s predecessor in August 2010. Mr. Rose has more than twenty-five years of financial industry experience, with an emphasis on strategic planning and investment and trust management. He is the President of Harbour Trust & Investment Management Company in Michigan City, Indiana, and is a Notre Dame graduate with a Bachelor’s of Science degree in Business Administration and a concentration in Accounting. We believe Mr. Rose’s many years of experience in the financial services industry and his knowledge of our community make him a valuable director.

Michele M. Thompson serves as President and Chief Financial Officer of LaPorte Bancorp, Inc. and the President and Chief Financial Officer of The LaPorte Savings Bank. Ms. Thompson joined The LaPorte Savings Bank in 2003 as Chief Financial Officer and was named Vice President in 2004, Executive Vice President in 2007, and President and Chief Financial Officer in 2011. She was named Executive Vice President and Chief Financial Officer in 2007 and President and Chief Financial Officer in 2011 of LaPorte Bancorp, Inc.’s predecessor. Ms. Thompson has more than 30 years of banking experience. Ms. Thompson is a graduate of Ball State University and holds a Master’s of Business Administration from Indiana University South Bend. We believe Ms. Thompson’s experience in banking and as a chief financial officer provides our Board of Directors with the unique perspective of someone experienced in finance, accounting and banking and makes her a valuable director.

Executive Officers who are not Directors

Information regarding our executive officers that are not also directors is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years.

Kevin N. Beres serves as Senior Vice President/Lending. He joined The LaPorte Savings Bank in 2007 as Vice President/Commercial Lending and was promoted to Senior Vice President in 2009. Mr. Beres had more than 17 years of banking experience prior to joining The LaPorte Savings Bank. Mr. Beres is a graduate of Indiana University School of Business with a degree in Marketing and Management and the Graduate School of Banking at the University of Wisconsin-Madison.

Daniel P. Carroll joined The LaPorte Savings Bank in 2011 as Executive Vice President/Chief Credit Officer with more than fifteen years of commercial lending and management experience as well as experience in loan review with an audit firm. Mr. Carroll is a graduate of the University of Notre Dame with a degree in Accounting and of the Graduate School of Commercial Lending at the University of Oklahoma.

Patrick W. Collins serves in the role of Senior Vice President/Mortgage Warehouse Lending. Mr. Collins joined The LaPorte Savings Bank in April 2009 as Vice President/Mortgage Warehouse Lending and was promoted to Senior Vice President in 2010. He has more than fourteen years of warehouse lending experience. Mr. Collins is a graduate of DeVry University in Columbus, Ohio, with a Bachelor’s degree in Accounting.

Board Independence

Our Board of Directors has determined that all directors except for directors Brady and Thompson are “independent” within the meaning of the rules of the NASDAQ Stock Market LLC (“Nasdaq”). Mr. Brady and Ms. Thompson are not independent because they are executive officers of LaPorte Bancorp, Inc. In determining the independence of its members, our Board of Directors considered certain transactions, including relationships and arrangements between us and our directors that are not required to be disclosed in this proxy statement under the heading “Transactions With Certain Related Persons.” These relationships include loans or lines of credit that The LaPorte Savings Bank has directly or indirectly made to directors, and a referral agreement between The LaPorte Savings Bank and Harbour Trust & Investment Management Company, a financial services company of which director Rose serves as President. These transactions were not material to us or our directors.

Board Structure and Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer of LaPorte Bancorp, Inc., are held by separate individuals, Directors Paul G. Fenker and Lee A. Brady, respectively. The Chief Executive Officer is responsible for setting the strategic direction for LaPorte Bancorp, Inc. and the day-to-day leadership and performance of LaPorte Bancorp, Inc. while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. By maintaining the separate positions of Chairman and Chief Executive Officer, LaPorte Bancorp, Inc. believes it enhances the ability of the Board of Directors to provide strong, independent oversight of LaPorte Bancorp, Inc.’s management and affairs.

The Board of Directors is actively involved in the oversight of risks that could affect LaPorte Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within LaPorte Bancorp, Inc. as well as through internal and external audits. Risks relating to the direct operations of The LaPorte Savings Bank are further overseen by the Board of Directors of The LaPorte Savings Bank, who are the same individuals who serve on our Board of Directors of LaPorte Bancorp, Inc. The Board of Directors of The LaPorte Savings Bank also has additional committees that conduct risk oversight separate from LaPorte Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Meetings and Committees of the Board of Directors

The business of LaPorte Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Audit, Governance/Nominating and Compensation Committees. During the year ended December 31, 2012, the Board of Directors of LaPorte Bancorp, Inc. held 19 regular meetings and one special meeting and the Board of Directors of The LaPorte Savings Bank held 25 regular meetings and five special meetings. No member of our Board of Directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of our Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of our Board on which he or she served (during the periods that he or she served).

Audit Committee

Our Audit Committee consists of Messrs. Fenker, Mayes, Parkison and Howes. Each member of the Audit Committee is independent in accordance with the rules of Nasdaq and the Securities and Exchange Commission (“SEC”). Our Board of Directors has designated Mr. Parkison as Chairman of the Audit Committee and has determined that Mr. Parkison is an “audit committee financial expert” under the rules of the SEC. Our Audit Committee met nine times during the year ended December 31, 2012. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.laportesavingsbank.com.

Report of the Audit Committee

Our management is primarily responsible for our internal controls and financial reporting process. However, the Audit Committee is responsible for the relationship between our independent registered public accounting firm and us. Our Audit Committee also receives reports with respect to our financial reporting, internal control over financial reporting and disclosure controls. In addition, our Audit Committee reviews our unaudited interim financial statements and audited year-end financial statements. Finally, our Audit Committee maintains a procedure for confidential employee complaints regarding accounting matters.

Our Audit Committee has met and held discussions with management and our independent registered public accounting firm. During the meetings of our Audit Committee:

•	Management represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2012 were prepared in accordance with generally accepted accounting principles.

•	Our Audit Committee reviewed and discussed such consolidated financial statements with our management and our independent registered public accounting firm.

•

Our Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the quality (not just the acceptability) of the relevant accounting principles, the reasonableness of the significant judgments, and the clarity of the included disclosures.

•

Our Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with our independent registered public accounting firm its independence from us and management.

•

Our Audit Committee met with our independent registered public accounting firm (with and without management present) to discuss the results of its examination and the overall quality of our financial reporting.

In performing these functions, our Audit Committee acted only in an oversight capacity. In this oversight role, our Audit Committee relied on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and on the independent registered public accounting firm which, in its report, expressed an opinion on the conformity of our financial statements to generally accepted accounting principles. Our Audit Committee’s oversight did not provide it with an independent basis to determine whether management maintained appropriate accounting and financial accounting standards and complied with applicable laws and regulations. Furthermore, our Audit Committee’s review and discussions with management and our independent registered public accounting firm did not assure that our financial statements were audited in accordance with generally accepted accounting standards or that our independent registered public accounting firm was in fact “independent.”

In reliance on the above, our Audit Committee recommended to our Board of Directors, and our Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. Our Audit Committee and our Board of Directors also have approved, subject to shareholder ratification, the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013.

This report has been provided by our Audit Committee, which consists of directors Fenker, Howes, Mayes and Parkison (Chairman).

Governance/Nominating Committee

Our Governance/Nominating Committee consists of Messrs. Fenker, Howes, Lukmann, Krentz and Rose. Mr. Howes is the Governance/Nominating Committee Chairman. Each member of our Governance/Nominating Committee is independent in accordance with Nasdaq rules. Our Governance/Nominating committee met two times during the year ended December 31, 2012. Our Board of Directors has adopted a written charter for the Governance/Nominating Committee, which is available at our website at www.laportesavingsbank.com.

The functions of our Governance/Nominating Committee include the following:

•	identifying individuals qualified to become members of our Board of Directors and recommending director nominees to our Board of Directors;

•	developing and recommending to our Board of Directors standards for the selection of individuals to be considered for election or re-election to our Board of Directors;

•	adopting procedures and considering the submission of recommendations by shareholders for nominees for election to our Board of Directors;

•

reviewing the structure and performance of our Board of Directors and its committees and making recommendations with respect to our Board of Directors and its committees, including size and composition; and

•	making recommendations regarding developing corporate governance guidelines.

Our Governance/Nominating Committee identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. We will also consider the possible impact of adding new directors on the overall smooth functioning of our Board. Accordingly, our Committee may choose not to consider an unsolicited recommendation if no vacancy exists on our Board and our Committee does not perceive a need to increase the size, or change the composition, of our Board.

Our Governance/Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. In considering director candidates, our Governance/Nominating Committee will seek persons who, at a minimum, satisfy the following criteria:

•	the highest personal and professional ethics and integrity and values that are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of our Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or active engagement in community activities;

•	involvement in other activities or interests that do not create a conflict with responsibilities to us and our shareholders; and

•	the capacity and desire to represent the balanced, best interests of our shareholders as a group, and not primarily a special interest group or constituency.

Our Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under Nasdaq rules. Although our Governance/Nominating Committee and our Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, our Governance/Nominating Committee and our Board of Directors will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.

Procedures for the Recommendation of Director Nominees by Shareholders. Our Governance/Nominating Committee has adopted procedures for shareholders to submit to the Governance/Nominating Committee shareholder recommendations for director nominees. If a determination is made that an additional candidate is needed for our Board of Directors, the Governance/Nominating Committee will consider candidates submitted by our shareholders. Shareholders can submit the names of qualified candidates for director by writing to us at 710 Indiana Avenue, LaPorte, Indiana 46350, Attention: Chairman, Governance/Nominating Committee. The Chairman must receive a submission not less than one hundred and twenty (120) days prior to the date of our proxy materials for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely the recommendation for director must be submitted not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

The submission must include the following information:

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by our Committee;

•

the name and address of the shareholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors or their affiliates;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in our Bylaws. See “Advance Notice of Nominations and Business to be Conducted at an Annual Meeting” below.

Shareholder Communications with the Board. A shareholder of LaPorte Bancorp, Inc. who wants to communicate with our Board of Directors or with any individual director can write to us at 710 Indiana Avenue, LaPorte, Indiana 46350, Attention: Chairman, Governance/Nominating Committee. The letter should indicate that the author is a shareholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chairman will:

•	forward the communication to the director or directors to whom it is addressed;

•

attempt to handle the inquiry directly, or forward the communication for response by another one of our employees. For example, a request for information about us on a stock-related matter may be forwarded to our shareholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chairman shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Compensation Committee

Our Compensation Committee consists of Messrs. Mayes, Krentz, Howes and Parkison. Mr. Mayes is the Compensation Committee Chairman. Each member of our Compensation Committee is independent in accordance with Nasdaq rules. Our Compensation Committee met four times in the year ended December 31, 2012. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.laportesavingsbank.com.

The role of our Compensation Committee is to review annually the performance and compensation levels of our executive officers and directors and recommend compensation, including salary, bonus, incentive and equity compensation of our executive officers and directors to our Board of Directors. Lee A. Brady, our Chief Executive Officer, and Michele M. Thompson, our President and Chief Financial Officer, do not participate in Compensation Committee discussions or recommendations relating to the determination of their compensation. Our Compensation Committee also reviews and makes recommendations regarding certain of our other compensation policies, plans and programs. Our Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

Our Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with our financial performance. It is intended that our compensation strategy will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the shareholders. The compensation program has three key elements of total direct compensation: base salary; cash-based incentive compensation; and long-term equity incentives under the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan. Another component of the compensation program is benefits, such as a 401(k) program and a supplemental executive retirement plan.

The Committee generally targets base salaries at no less than the peer group median of salaries for executives in similar positions with similar responsibilities. The salaries of our executive and other officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we obtain peer group information from industry resources. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment.

While our Compensation Committee does not use strict numerical formulas to determine changes in compensation for our Chief Executive Officer or other executive officers and directors, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the results and scope of our operations, the experience, expertise and management skills of the executive officers and their roles in our future success, as well as compensation surveys prepared by professional firms to determine compensation paid to executives performing similar duties for similarly sized institutions. While each of the quantitative and non-quantitative factors described above was considered by our compensation committee, such factors were not assigned a specific weight in evaluating the performance of our Chief Executive Officer and other executive officers. Rather, all factors were considered.

Attendance at Annual Meetings of Shareholders

Although we do not have a formal written policy regarding director attendance at annual meetings of shareholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of our directors attended the 2012 annual meeting of shareholders.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at www.laportesavingsbank.com. Amendments to and waivers from the Code of Ethics will be available on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Our officers and directors and beneficial owners of greater than 10% of our shares of common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, no officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis during the year ended December 31, 2012.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth for the years ended December 31, 2012 and 2011 certain information as to the total compensation paid by us to our chief executive officer and to our other two most highly compensated executive officers (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	Total ($)
Lee A. Brady	2012	235,100	—	—	88,212	37,428(3)	360,740
Chief Executive Officer	2011	228,211	153,757	83,206	28,548	27,324(3)	521,046

Michele M. Thompson	2012	181,281	—	—	68,100	16,909(4)	266,290
President and Chief Financial Officer	2011	157,760	123,004	63,628	30,938	8,179(4)	383,509

Patrick W. Collins	2012	120,957	—	—	181,538	16,211(5)	318,706
Senior Vice President/Mortgage Warehouse Lending	2011	116,115	51,893	34,261	141,109	8,120(5)	351,498

(1)

 These amounts represent the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards are described in note 16 of the notes to the consolidated financial statements included in LaPorte Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)

 These amounts represent the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock options are described in note 16 of the notes to the consolidated financial statements included in LaPorte Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value shown above.

(3)

 Includes $3,683 and $3,546 for 2012 and 2011, respectively, in contributions by The LaPorte Savings Bank to Mr. Brady’s 401(k) Savings Plan, $10,953 and $4,199 for 2012 and 2011, respectively, in the value of ESOP shares, $13,750 and $13,750 for 2012 and 2011, respectively, for personal use of The LaPorte Savings Bank owned automobile, and $6,108 and $5,105 for 2012 and 2011, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $2,934 and $724 for 2012 and 2011, respectively, in cash dividends on unvested restricted stock awards.

(4)

 Includes $2,719 and $2,279 for 2012 and 2011, respectively, in contributions by the LaPorte Savings Bank to Ms. Thompson’s 401(k) Savings Plan, $9,211 and $3,087 for 2012 and 2011, respectively, in the value of ESOP shares, and $2,632 and $2,234 for 2012 and 2011, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $2,347 and $579 for 2012 and 2011, respectively, in cash dividends on unvested restricted stock awards.

(5)

 Includes $3,638 and $3,370 for 2012 and 2011, respectively, in contributions by the LaPorte Savings Bank to Mr. Collins’401(k) Savings Plan, $10,663 and $3,793 for 2012 and 2011, respectively, in the value of ESOP shares, and $920 and $713 for 2012 and 2011, respectively, in imputed income from The LaPorte Savings Bank life insurance plans, and $990 and $244 for 2012 and 2011, respectively, in cash dividends on unvested restricted stock awards.

Employment Agreements

On February 26, 2008, The LaPorte Savings Bank entered into employment agreements with each of Mr. Brady and Ms. Thompson. Each of these agreements has substantially similar terms and has an initial term of three years. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, subject to termination through notice as provided in the agreements. The current base salaries for Mr. Brady and Ms. Thompson are $239,936 and $188,864, respectively. The employment agreements were amended in 2008 in order to comply with Section 409A of the Internal Revenue Code. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to the executive position, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) relocation of executive’s office by more than 20 miles, (iv) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide, or (v) a material breach of the employment agreement by The LaPorte Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of The LaPorte Savings Bank or LaPorte Bancorp, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to termination of employment, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by The LaPorte Savings Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, The LaPorte Savings Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for five years following the termination of employment due to disability. Thereafter, Ms. Thompson will receive 75% of her base salary until she reaches age 65. The LaPorte Savings Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to employment with The LaPorte Savings Bank, (ii) the executive’s full-time employment with another employer, (iii) the executive attaining the age of 65, or (iv) death. In the event of executive’s death, their estate or beneficiaries will be paid the executive’s base salary for two years from executive’s death, and the executive’s family will be entitled to continued non-taxable medical, dental and other insurance for thirty-six months following the executive’s death. Upon retirement at age 65 or such later date determined by the Board, the executive will receive only those benefits to which they are entitled under any retirement plan of The LaPorte Savings Bank to which they are a party.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete, or to solicit business or employees of The LaPorte Savings Bank for a period of one year following termination of employment.

On December 20, 2012, The LaPorte Savings Bank entered into an employment agreement with Mr. Patrick W. Collins effective January 1, 2013. The agreement has a term of two years and will expire on December 31, 2014 unless the Bank and Mr. Collins mutually agree to extend the term. The employment agreement sets out his annual base salary as $125,866 for the year 2013. In the event of a termination of employment, the employment agreement does not provide for any severance payments or benefits. Upon termination of Mr. Collins’ employment, he shall be subject to certain confidentiality restrictions and restrictions on his ability to solicit business or employees of The LaPorte Savings Bank for a period of one year following termination of employment.

Cash-Based Incentive Compensation.

We provide performance-based cash incentive awards to our executive officers, under the cash incentive plan approved by our Compensation Committee. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives. Funding for the cash-based incentive plan is based on an assessment of our actual financial performance relative to the financial performance goals based on a combination of financial factors. For the year ended December 31, 2012, these factors included the achievement of our strategic plan objectives and specific financial targets. Determination of individual awards was based primarily on an assessment of individual performance, as well as our financial performance. Our Compensation Committee believes that this funding and payment strategy provides a direct link between our financial performance and incentive compensation. Cash incentives were made under this plan for fiscal year 2012 for financial targets met in 2012. Plan payouts are made no later than March 15 following our fiscal year end. The financial targets included income, loan delinquency, regulatory compliance, and each person’s individual performance. Payouts were tiered based on position held and by whether the goal was met at the threshold, target, or maximum level of payout. Weighting was divided between company performance and individual performance, again determined by position held. Performance based quarterly cash incentives are also paid to our Mortgage Warehouse Lending Division’s officers and employees. These incentives are a percentage of base salary and are based on the Division’s quarterly return on equity which provides a direct link between our financial performance and incentive compensation in that area. The maximum performance based cash incentive for Patrick W. Collins, Senior Vice President/Mortgage Warehouse Lending is 150% of base salary, or $181,538 for 2012. The chart below outlines the amounts that may be earned by our Chief Executive Officer and President at the various targets in the fiscal year 2012. This chart is based on both the company and individual performance being at the same level although that is not necessarily the case based on the weighting for each position.

Title	Name	Base	Threshold	Target	Maximum
Chief Executive Officer	Lee A. Brady	$235,231	$29,404	$58,808	$88,212
President and Chief Financial Officer	Michele M. Thompson	$181,600	$22,700	$45,400	$68,100

Stock Based Compensation.

2011 Equity Incentive Plan. In May 2011, our shareholders approved the LaPorte Bancorp, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees and directors of LaPorte Bancorp, Inc. and The LaPorte Savings Bank with additional incentives to promote our growth and performance. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, our shareholders have given us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The Equity Incentive Plan authorizes the issuance or delivery of up to 417,543 shares of LaPorte Bancorp, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 298,245 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 119,298.

The Equity Incentive Plan is administered by the members of LaPorte Bancorp, Inc.’s Compensation Committee of the Board of Directors (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

Our employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

All stock options and restricted stock awards are subject to time-based vesting. The stock option grants and time-based restricted stock awards made to date vest over a five-year period, with 20% of the awards vesting each year. The recipients of restricted stock awards are entitled to receive the cash dividends paid on all restricted stock awards, whether such awards are vested or not.

Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement. All awards granted under the Equity Incentive Plan will vest upon death, disability, or involuntary termination of employment or service following a change in control (as defined in the Equity Incentive Plan) of LaPorte Bancorp, Inc.

Set forth below is certain information regarding outstanding equity awards granted to our Named Executive Officers at December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (2)
Lee A. Brady	10,140	40,562	$6.44	9/13/2021	19,087	$167,584
Michele M. Thompson	7,754	31,018	$6.44	9/13/2021	15,270	$134,071
Patrick W. Collins	4,175	16,702	$6.44	9/13/2021	6,442	$56,561

(1) All equity awards noted in this table were granted pursuant to the Equity Incentive Plan, which was approved by shareholders in May 2011, and represent all awards held at December 31, 2012 by the Named Executive Officers. On September 13, 2011, the Name Executive Officers were granted shares of restricted stock and stock options. All awards vest at a rate of 20% per year commencing on September 13, 2012.

(2) The amounts in this column are based on the fair market value of our common stock on December 31, 2012 of $8.78 per share.

Retirement Plans

401(k) Plan. The LaPorte Savings Bank adopted a 401(k) Savings Plan, a tax-qualified defined contribution plan, effective as of July 1, 1994 and restated on January 28, 2011, for all employees of The LaPorte Savings Bank who have satisfied the plan’s eligibility requirements. In addition, an amendment was adopted in December 2011 regarding eligibility. Prior to December 2011, employees were eligible to participate in the 401(k) Savings Plan the first day of the quarter following the date that they have met the requirements of having at least one calendar year of service and reaching the age of 21. As a result of the amendment, employees are eligible to participate in the 401(K) Savings Plan the first day of the quarter following employment and reaching the age of 21. Employees are eligible to receive an employer match upon the first of the quarter after having met the requirements of at least one year of service and reaching the age of 21. Eligible employees may contribute up to 75% of their compensation to the plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. For 2012, the salary deferral contribution limit was $17,000; provided, however, that participants over age 50 could have contributed an additional $5,500 to the plan. The LaPorte Savings Bank matches 25% of the first 6% of a participant’s deferral contribution once they have met the requirements to receive the match. Participants are vested in their employer matching contributions on a 20% per year vesting schedule whereby each employee is 100% vested following the completion of five years of service. Generally, payment of the participants’ vested account balance may commence on the date on which they attain their normal retirement age, which is the older of (i) age 60, or (ii) their age on the date 5 years after the first day of the plan year in which the participants’ entry date occurred.

Employee Stock Ownership Plan. The LaPorte Savings Bank adopted the Employee Stock Ownership Plan (“ESOP”), effective as of January 1, 2007 and restated effective January 1, 2011. Employees of The LaPorte Savings Bank, who are at least 21 years old and have completed at least 1,000 hours and one calendar year of service, are eligible to participate. They are eligible to participate as of the first day of the quarter after meeting the eligibility requirements. In 2007, the ESOP borrowed funds from LaPorte Bancorp, Inc. and used those funds to purchase 180,894 shares of common stock for the ESOP. The loan will be repaid principally from discretionary contributions by The LaPorte Savings Bank to the ESOP over a period of not more than 20 years. Collateral for the loan is the common stock purchased by the ESOP. Shares purchased by the ESOP are held in a suspense account for allocation among participants’ accounts as the loan is repaid, and are released in an amount proportional to the repayment of the loan. Shares released from the suspense account and other contributions made by The LaPorte Savings Bank are allocated among the ESOP participants’ accounts on the basis of their compensation earned in the year of allocation. Benefits under the ESOP will become vested at the rate of 20% per year, starting upon completion of 1 year of credited service, and will be fully vested upon completion of 5 years of credited service. Participants’ interest in their account under the ESOP also fully vest in the event of termination of service due to the participants’ normal retirement, death, disability, or upon a change in control (as defined in the ESOP). Vested benefits will be payable generally upon the participants’ termination of service with The LaPorte Savings Bank, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of common stock.

In connection with the second-step conversion, the trustee for our existing ESOP purchased, on behalf of the ESOP, 270,768 shares of common stock sold in the offering. The ESOP funded its stock purchase with a loan from LaPorte Bancorp, Inc. equal to the aggregate purchase price of the common stock plus the remaining outstanding balance on the existing loan, which was refinanced and consolidated with the new loan. The loan will have a 20-year term and be repaid principally through The LaPorte Savings Bank contributions to the ESOP and dividends payable on common stock held by the ESOP over the term of the loan. The interest rate for the ESOP loan is an adjustable interest rate equal to the prime rate as published in The Wall Street Journal, determined as of October 3, 2012 and thereafter adjusted annually.

Supplemental Executive Retirement Plan. The LaPorte Savings Bank entered into a Supplemental Executive Retirement Agreement (“Supplemental Retirement Plan”) with Mr. Brady effective August 1, 2002. On October 26, 2010, the Bank entered into a Supplemental Executive Retirement Plan Agreement with Ms. Michele M. Thompson that has substantially the same terms as the Plan entered into in 2002. The Supplemental Retirement Plan was amended on September 23, 2008 to comply with Internal Revenue Code Section 409A and restated effective October 26, 2010. If the executive’s employment is terminated on or after the executive’s normal retirement age (65) for reasons other than death, for cause or change in control, the executive will be entitled to an annual benefit under the Supplemental Retirement Plan equal to 2% of his base salary multiplied by the number of years of service (not to exceed 20) of the executive. The Supplemental Retirement Plan benefit will be paid to the executive in 12 equal monthly installments commencing with the month following the executive’s normal retirement date, and payable for a period of 15 years. If the executive terminates employment other than for cause prior to the executive’s normal retirement age, the executive will receive his accrued balance in the Supplemental Retirement Plan, computed as of the last completed fiscal year end of The LaPorte Savings Bank preceding the executive’s date of termination. Such benefit will be paid in the form of a fixed annuity in 180 equal monthly installments commencing on the first day of the month following the executive’s termination of employment, or if the executive’s termination of employment is due to disability, on the first day of the month following the executive’s normal retirement age. In the event of a change in control followed by the executive’s termination of employment within 24 months thereafter, the executive will receive his projected accrued balance under the plan, calculated as if the executive attained his normal retirement age. Such benefit will be paid in the form of a lump sum within 60 days following the executive’s date of termination. Participants in the Supplemental Retirement Plan have also entered into an endorsement split dollar life agreement to informally fund the pre-retirement death benefits under the Supplemental Retirement Plan. If an executive dies while actively employed by The LaPorte Savings Bank, the executive will not receive any benefits under the Supplemental Retirement Plan and, instead, the executive’s beneficiary shall receive a benefit payable under the split dollar agreement.

On December 28, 2010, The LaPorte Savings Bank entered into a Supplemental Employment Retirement Plan Agreement with Mr. Patrick W. Collins that has substantially the same terms as that entered into in 2002 with Mr. Brady. However, Mr. Collins’ Plan differs in that if his employment is terminated on or after his normal retirement age (65) for reasons other than death, for cause or change in control, he will be entitled to an annual benefit under the Supplemental Retirement Plan equal to 2% of his base salary multiplied by the number of years of service not to exceed 15 years, rather than not to exceed 20 years. Mr. Collins also has a split dollar life agreement to informally fund the pre-retirement death benefits under the Supplemental Retirement Plan.

The aggregate expense attributable to the Supplemental Retirement Plan was approximately $205,000 for the year ended December 31, 2012.

Deferred Compensation Agreement. The LaPorte Savings Bank entered into a deferred compensation agreement with Mr. Brady initially effective as of February 27, 1979, and amended effective September 23, 2008 to comply with Internal Revenue Code Section 409A. In accordance with the terms of the deferred compensation agreement, if Mr. Brady is continuously employed by The LaPorte Savings Bank through his 65th birthday, upon his retirement, Mr. Brady will generally be entitled to receive compensation of $200 per month for a continuous period of 120 months. If Mr. Brady dies after the payments have begun, but before receiving 120 monthly payments, the remaining payments shall be paid to Mr. Brady’s widow for the shorter of his widow’s lifetime, or until the date of the 120th monthly payment. There was no expense attributable to the deferred compensation agreement for the year ended December 31, 2012.

COMPENSATION OF DIRECTORS

The following table sets forth the compensation earned by non-employee directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Paul G. Fenker	24,150	—	—	9,151	(3)	33,301
Ralph F. Howes	24,150	—	—	7,689	(4)	31,839
Mark A. Krentz	24,150	—	—	10,015	(5)	34,165
L. Charles Lukmann, III	24,150	—	—	4,370	(6)	28,520
Jerry L. Mayes	24,150	—	—	9,021	(7)	33,171
Dale A. Parkison	24,150	—	—	10,015	(5)	34,165
Robert P. Rose	24,150	—	—	5,244	(8)	29,394

(1)	The aggregate number of unvested restricted stock award shares held by each non-employee director at December 31, 2012 was 3,579.
(2)	The aggregate number of outstanding unexercised options held by each non-employee director at December 31, 2012 was 11,183.
(3)	Includes $8,628 in health insurance premiums paid by The LaPorte Savings Bank and $523 in cash dividends on unvested restricted stock awards.
(4)	Includes $7,166 in health insurance premiums paid by The LaPorte Savings Bank and $523 in cash dividends on unvested restricted stock awards.
(5)	Includes $9,492 in health insurance premiums paid by The LaPorte Savings Bank and $523 in cash dividends on unvested restricted stock awards.
(6)	Includes $3,847 in health insurance premiums paid by The LaPorte Savings Bank and $523 in cash dividends on unvested restricted stock awards.
(7)	Includes $8,498 in health insurance premiums paid by The LaPorte Savings Bank and $523 in cash dividends on unvested restricted stock awards.
(8)	Includes $4,721 in health insurance premiums paid by The LaPorte Savings Bank and $523 in cash dividends on unvested restricted stock awards.

In 2012, each non-employee director was paid an annual retainer fee of $24,150, paid in equal monthly installments.

TRANSACTIONS WITH CERTAIN PERSONS

Loans and Extensions of Credit. The aggregate amount of loans by The LaPorte Savings Bank to its executive officers and directors and members of their immediate families, was $829,000 at December 31, 2012. As of that date, these loans were performing according to their original terms. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to The LaPorte Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2012 was Crowe Horwath LLP. Our Audit Committee has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the year ending December 31, 2013, subject to the ratification of the engagement by our shareholders. At the annual meeting, our shareholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the year ending December 31, 2013. A representative of Crowe Horwath LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in our best interests and our shareholders best interests.

Set forth below is certain information concerning aggregate fees for professional services rendered by Crowe Horwath LLP during the years ended December 31, 2012 and 2011.

The aggregate fees included in the Audit Fees category were fees for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees	$101,000	$140,000
Audit-Related Fees	$94,000	$26,500
Tax Fees	$80,200	$23,405
All Other Fees	$23,895	$25,018

Audit Fees. For 2012 and 2011, the audit fees include fees that are customary under generally accepted accounting standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2012 and 2011, and include fees for the review of our quarterly consolidated financial statements included in our quarterly Form 10-Q’s for both years.

Audit Related Fees. The audit related fees for 2012 include professional services for the audit of all 401(k) plans, accounting related consultations and issuance of a consent to a filing on form S-8 and also include assistance with documents filed with the SEC, including requirements related to the issuance of common stock. The audit related fees for 2011 include professional services for the audit of all 401(k) plans and accounting related consultations.

Tax Fees. The tax fees for 2012 and 2011 include professional services for preparation of federal and state income tax returns and assistance in preparing quarterly estimated tax deposits and fees for establishing an investment subsidiary. The tax fees for 2012 also include services related to the implementation of a real estate investment trust subsidiary.

All Other Fees. All other fees for 2012 include professional services for compliance and Bank Secrecy Act reviews. All other fees for 2011 include professional services for trust review services; compliance and BSA review services; and renewal of Sarbanes-Oxley Section 404 software.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of Crowe Horwath LLP. Our Audit Committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as our independent registered public accounting firm.

Our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of Crowe Horwath LLP or pursuant to the pre-approval policy described above.

In order to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013, the proposal must receive the affirmative vote of at least a majority of the votes represented at our annual meeting in favor of such ratification.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer and our two other most highly compensated executive officers (“Named Executive Officers”) is described in “Executive Compensation.” Shareholders are urged to read this section of the Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

Shareholders will be asked at the annual meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to LaPorte Bancorp, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on our Board of Directors. Although non-binding, our Board of Directors and our Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. Our Board of Directors and our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

Our Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal III.

PROPOSAL IV – ADVISORY VOTE ON FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are providing a shareholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal III above) this year and will do so at least once every three years thereafter. We are also asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. We will submit to shareholders the question of the frequency of advisory votes on executive compensation at least once every six years.

After careful consideration, our Board of Directors recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by our Board of Directors upon a recommendation from our Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by our Compensation Committee in making its annual recommendation.

Although our Board of Directors recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of our Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on our Board of Directors, our Board of Directors and our Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” shareholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.

Our Board of Directors unanimously recommends that you vote “FOR” the One Year frequency option.

ADVANCE NOTICE OF NOMINATIONS AND BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to our Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day prior to the anniversary date of our proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the date of our proxy statement relating to our preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 90th day prior to the date of such annual meeting and not earlier than the close of business on the 120th day prior to the date of such annual meeting.

A shareholder’s notice to our Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. This provision is not a limitation on any other applicable laws and regulations.

To be timely for our 2014 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary no earlier than January 14, 2014 and no later than February 13, 2014, assuming that our annual meeting is not advanced by more than 20 days, or delayed by more than 60 days, from the anniversary of the date of the preceding year’s annual meeting, to be timely.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2014 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 710 Indiana Avenue, LaPorte, Indiana 46350, no later than December 5, 2013. If the date of the 2014 Annual Meeting of Shareholders is changed by more than 30 days, any shareholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telephone or other forms of communication without additional compensation.

Our Annual Report for the year ended December 31, 2012 has been mailed to all shareholders of record as of March 18, 2013. Any shareholder may obtain a copy of our Annual Report by writing us at LaPorte Bancorp, Inc., 710 Indiana Avenue, LaPorte, Indiana 46350 or the information is also available at http://www.RRDEZProxy.com/2013/LaPortebancorpinc.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Eric L. Sommer
Corporate Secretary

LaPorte, Indiana

April 4, 2013

LaPorte

BANCORP, INC.

LAPORTE BANCORP, INC.

ATTN: MICHELE M. THOMPSON

710 INDIANA AVENUE

LAPORTE, IN 46350

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2013 (May 10, 2013 for participants in the Savings Plan for Employees of The LaPorte Savings Bank (“401k”) and The LaPorte Savings Bank Employee Stock Ownership Plan (“ESOP”)). Have this card in hand when you access the website and follow the instructions to direct how the shares should be voted.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. on May 13, 2013 (May 10, 2013 for 401k and ESOP participants). Have this card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M55311-P36238

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LAPORTE BANCORP, INC.

If you are a shareholder, the Board of Directors recommends that you vote FOR the following. If you are a 401k and/or ESOP participant, your voting instructions are solicited on behalf of the 401k and/or ESOP Trustee.

Vote on Directors

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

1. Election of Directors

01) Mark A. Krentz

02) Jerry L. Mayes

03) Dale A. Parkison

Vote on Proposals

For

Against

Abstain

2. The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for LaPorte Bancorp, Inc. for the year ending December 31, 2013.

3. An advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement.

The Board of Directors recommends you vote 1 year on the following proposal:

1 Year

2 Years

3 Years

Abstain

4. An advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation.

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this Annual Meeting.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

M55312-P36238

LAPORTE BANCORP, INC.

Annual Meeting of Shareholders

May 14, 2013 6:00 P.M., Local Time

IF YOU ARE A SHAREHOLDER:

This proxy is solicited by the Board of Directors

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of LaPorte Bancorp, Inc. which the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of LaPorte Bancorp, Inc. (the “Company”) to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m., (local time), on Tuesday, May 14, 2013 or any adjournment or postponement thereof (the “Annual Meeting”). The Board of Directors is authorized to cast all votes to which the undersigned is entitled to. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed and for “One Year” with respect to the advisory proposal on the frequency of the Shareholders’ vote on executive compensation.

If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

IF YOU ARE A 401k PARTICIPANT:

Your voting instructions are solicited on behalf of the trustee for the 401k (“401k Trustee”)

I understand that I have the right to direct the 401k Trustee to vote my proportionate interest in said plan. I have been advised that my voting instructions are solicited for the Annual Meeting to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on Tuesday, May 14, 2013 or any adjournment or postponement thereof. The 401k Trustee is hereby directed to vote my proportionate interest in the 401k as indicated on the other side. If I do not return my voting instructions in a timely manner, shares representing my interest in said plan will be voted in the same proportion as shares for which the 401k Trustee has received proper voting instructions from other participants, subject to the determination that such a vote is of the exclusive benefit of plan participants and beneficiaries. If any other business is presented at the Annual Meeting, this card will be voted by the 401k Trustee in a manner intended to represent the best interest of participants and beneficiaries in the 401k.

IF YOU ARE AN ESOP PARTICIPANT:

Your voting instructions are solicited on behalf of the trustee for the ESOP (“ESOP Trustee”)

I understand that I have the right to direct the ESOP Trustee to vote the shares that have been allocated to my ESOP account. I have been advised that my voting instructions are solicited for the Annual Meeting to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at 6:00 p.m. (local time) on Tuesday, May 14, 2013 or any adjournment or postponement thereof. The ESOP Trustee is hereby directed to vote the shares allocated to my account as indicated on the other side. The ESOP Trustee will vote any unallocated shares, shares for which it has received no voting instruction, and abstentions in the same proportion as it votes the allocated shares for which it has received proper instructions from participants, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is presented at the Special Meeting, this card will be voted by the ESOP Trustee in a manner intended to represent the best interest of participants and beneficiaries in the ESOP.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE